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                                                                    Exhibit 99.4
                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR


         Pursuant to Rule 438 of the Securities Act of 1933, as amended, as an individual who is named as a potential director of View Tech, Inc. (the "Registrant") in the Registrant's Registration Statement (File No. 333-13459) (the "Registration Statement"), I hereby consent to the use of my name (and to all references to me) included in or made a part of the Registration Statement.


                                              /s/ FRANKLIN A. REECE, III
                                              ---------------------------------
                                              Name:  Franklin A. Reece, III


Boston, Massachusetts
October 31, 1996